SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  November 3, 1998



               Exact Name of
Commission     Registrant        State or other    IRS Employer
File           as specified      Jurisdiction of   Identification
Number         in its charter    Incorporation     Number
-----------    --------------    ---------------   --------------

1-12609        PG&E Corporation  California        94-3234914

1-2348         Pacific Gas and   California        94-0742640
               Electric Company




Pacific Gas and Electric Company        PG&E Corporation
77 Beale Street, P.O. Box 770000        One Market, Spear Tower, Suite 2400
San Francisco, California  94177        San Francisco, California  94105

          (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company        PG&E Corporation
        (415) 973-7000                  (415) 267-7000

        (Registrant's telephone number, including area code)

Item 5.  Other Events


A.  Electric Industry Restructuring

     1.  California Voter Initiative

On November 3, 1998, an initiative on the California ballot known as Proposition 9 was defeated by the voters, with 73.5% of the voters against Proposition 9 and only 26.5% of the voters in favor of Proposition 9. If it had been approved, Proposition 9 would have overturned major provisions of the electric industry restructuring legislation passed by the California Legislature in 1996 (Assembly Bill 1890).

     2.   Massachusetts Referendum

Also, on November 3, 1998, 71% of the Massachusetts voters supported a referendum to reaffirm the electric industry restructuring legislation that was passed in Massachusetts in 1997, with only 29% voting against the referendum. If the voters had defeated the referendum, the Massachusetts electric industry restructuring legislation would have been repealed.

Both California's Proposition 9 and the Massachusetts referendum have been previously discussed in the reports filed by PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, with the Securities and Exchange Commission, and have been most recently discussed in their Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY


                                CHRISTOPHER P. JOHNS

                        By  ------------------------------
                                CHRISTOPHER P. JOHNS
                                Vice President and Controller
                                (PG&E Corporation)
                                Vice President and Controller
                                (Pacific Gas and Electric Company)

Dated:  November 4, 1998